Exhibit 99.1

Turtle Beach Board of Directors Takes Additional
Steps to Optimize Governance Best Practices

Amends the Cooperation Agreement with Donerail; William Wyatt to be Added to Additional Governance Committees and Waives Replacement Rights for Outgoing Director

Highlights Significant Recent Improvements Made by the Refreshed Turtle Beach Board of Directors in Furtherance of Its Commitment for Best-in-Class Corporate Governance

WHITE PLAINS, N.Y. –(BUSINESS WIRE)–June 22, 2023– Turtle Beach Corporation (Nasdaq: HEAR, the "Company"), a leading gaming headset and audio accessory brand, continues to take actions to further its mission for best-in-class Corporate Governance.

The Board of Directors (“Board”) announced today a waiver agreement under the May 13, 2022, Cooperation Agreement signed between the Board and one of its largest shareholders, The Donerail Group (“Donerail”).  In the mutually agreed-upon waiver, Donerail has elected to waive its right to replace an outgoing director, Brian Stech, who has announced his decision not to stand for re-election at the Company’s 2023 Annual Meeting.  Mr. Stech is graciously thanked for his time and contribution to Turtle Beach over the past year.

In conjunction with this announcement, Mr. Wyatt, in his capacity as shareholder representative, will be added to the CEO Search Committee and the Compensation Committee in addition to the previously announced appointment of Mr. Wyatt to the Value Enhancement Committee of the Board.

This is the latest step that the Board has taken to demonstrate its commitment to best-in-class corporate governance.

In recent months, the Turtle Beach Board has taken the following actions:

■	Separated the Chair and CEO roles effectively May 1, 2023 with the appointment of Terry Jimenez as Chairman of the Board
■	Appointed a new Chairperson to each ongoing committee - all of whom are women
o	Katie Scherping, Audit Committee Chair
o	Michelle Wilson, Compensation Committee Chair
o	Julia Sze, Nominating and Governance Committee Chair
■	Completed a majority refreshment of the Turtle Beach Board members
o	Majority of members have been with the Board less than fifteen months
■	Completed significant improvements in the diversity of the Board
■	Appointed a large shareholder as a Board member
■	Announced an early termination of the shareholder rights plan some nine months ahead of schedule
■	Waiver by Donerail Group of their board replacement rights (as described above)

These changes come in addition to the recent administrative changes completed recently:

■	Announced new Interim CEO to start July 1, 2023
■	The Company has made a change in auditors to EY (Ernst & Young)
■	The company has additionally made a change in its Financial Advisor, which advises the Company and the Board on market conditions and strategic alternatives

The Turtle Beach Board will continue to strive for governance best practices and will provide associated updates as they develop.

About Turtle Beach Corporation
Turtle Beach Corporation (the “Company”) (www.turtlebeachcorp.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, and groundbreaking gaming simulation accessories. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s ROCCAT brand (www.ROCCAT.com) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products, including award-winning keyboards, mice, headsets, mousepads, and other PC Accessories. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to inflationary pressures, logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

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CONTACTS:

North America	International
Eric Nielsen	Keith Hennessey
Step 3 Public Relations	Sr. Director, Communications &
202.276.5357	Partnerships – International
eric@step-3.com	Turtle Beach
+44 (0) 1256 678350
MacLean Marshall	keith.hennessey@turtlebeach.com
Sr. Director, Public Relations &
Brand Communications
Turtle Beach Corporation
858.914.5093
maclean.marshall@turtlebeach.com

Investor Information:
Cody Slach or Alex Thompson
Gateway Investor Relations
949.574.3860
hear@gatewayir.com